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                                                                    EXHIBIT 4.01

                              FIRST AMENDMENT TO
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This First Amendment to Amended and Restated Investors' Rights Agreement (this "AMENDMENT") is entered into effective as of July 7, 1998, by and among VeriSign, Inc., a Delaware corporation (the "COMPANY") and the undersigned stockholders of the Company (the "HOLDERS").

                                    RECITALS

     A. The Company and the Holders are parties to that certain Amended and Restated Investors' Rights Agreement dated as of November 15, 1996 (the "RIGHTS AGREEMENT") providing for, among other things, the grant of certain registration rights to the Holders with respect to certain shares of Common Stock of the Company held by such Holders. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Rights Agreement.

     B. The Company has entered into an Agreement and Plan of Reorganization dated as of July 6, 1998 (the "PLAN"), with SecureIT, Inc., a Georgia corporation ("SECUREIT"), and the shareholders of SecureIT, Inc. (the "SECUREIT SHAREHOLDERS"), providing for the merger of VeriSign Merger Corp., a Georgia corporation and wholly owned subsidiary of the Company, with and into SecureIT (the "MERGER"). The Plan provides, among other things, that the shares of Common Stock of SecureIT that are issued and outstanding immediately prior to the Merger will be converted into shares of Common Stock of VeriSign (the "MERGER SHARES") upon the effective time of the Merger.

     C. In connection with the Merger, the SecureIT Shareholders have been granted, among other things, certain piggyback registration rights with respect to a certain number of Merger Shares issued to the SecureIT Shareholders in the Merger pursuant to the terms of a certain Registration Rights Agreement, dated July 6, 1998, entered into between the Company and the SecureIT Shareholders (the "SECUREIT RIGHTS AGREEMENT").

     D. The parties hereto agree to amend the Rights Agreement to permit the inclusion of up to twenty-five percent (25%) of the total number of Merger Shares issued to the SecureIT Shareholders in the Merger (the "PIGGYBACK REGISTRABLE PORTION") in any demand registration effected by the Holders pursuant to Section 1.2 of the Rights Agreement during the period commencing on the date upon which VeriSign publicly releases a report including financial statements of VeriSign that include at least thirty days of post-Merger combined operating results of VeriSign and SecureIT and ending on January 30, 1999 (the "REGISTRATION PERIOD").

     E. Section 3.7 of the Rights Agreement provides that any provision of the Rights Agreement may be amended with the written consent of the Company and the
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Holders of a majority of the Registrable Securities (as defined in the Rights
Agreement) then outstanding, and the undersigned Holders hold a majority of such Registrable Securities. Pursuant to Section 3.7 of the Rights Agreement, an amendment effected in accordance with Section 3.7 is binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

     NOW, THEREFORE, in consideration of the above-recited facts and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

     1.  INCLUSION OF MERGER SHARES IN DEMAND REGISTRATION.  Notwithstanding the
         -------------------------------------------------
provisions of Section 1.14 of the Rights Agreement, in the event that a registration statement covering Registrable Securities is filed by the Company under the Act upon the request of Holders in accordance with the terms of
Section 1.2(a) of the Rights Agreement during the Registration Period (a "DEMAND REGISTRATION"), the Holders agree that the Company may include in such Demand Registration, in addition to the Registrable Securities held by the Holders and subject to Section 2 below, up to that number of Merger Shares equal to the Piggyback Registrable Portion of the Merger Shares that are requested by the SecureIT Shareholders to be included in such registration pursuant to the terms of the SecureIT Rights Agreement.

     2.  UNDERWRITTEN DEMAND REGISTRATION.  Notwithstanding the provisions of
         --------------------------------
Section 1.2(b) of the Rights Agreement, in the event that such Demand Registration is an underwritten offering, and the underwriter advises the Initiating Holders (as defined in the Rights Agreement) in writing that marketing factors require a limitation of the number of shares to be underwritten in such Demand Registration, then the number of shares that may be included in the underwriting shall be allocated among the Holders and the SecureIT Shareholders in proportion (as nearly as practicable) to the amount of Registrable Securities and/or Merger Shares owned by each Holder and each SecureIT Shareholder, in accordance with Section 1.2(b) of the Prior Rights Agreement, pari passu, treating each SecureIT Shareholder as if such SecureIT Shareholder were a Holder under the Rights Agreement and as if such SecureIT Shareholder's Merger Shares were Registrable Securities for the purpose of said
Section 1.2(b), provided, however, that, in no event, shall the number of shares to be included by the SecureIT Shareholders exceed the Piggyback Registrable Portion of the Merger Shares.

     3.  ENTIRE AGREEMENT.  Except as specifically set forth above, all terms
         ----------------
and conditions of the Rights Agreement shall remain in full force and effect. This Amendment shall be deemed to form an integral part of the Rights Agreement and shall be governed by California law. In the event of any inconsistency or conflict between the provisions of the Rights Agreement and this Amendment, the provisions of this Amendment will prevail and govern.

     4.  SUCCESSORS AND ASSIGNS.  The provisions of this Amendment shall be
         ----------------------
binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.
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     5.  FURTHER ASSURANCES.  Each party hereby covenants and agrees that it
         ------------------
shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Amendment.

     6.  COUNTERPARTS.  This Amendment may be executed in counterparts, each of
         ------------
which will be deemed an original, but all of which together will constitute one and the same instrument.

     7.  EFFECTIVENESS OF AMENDMENT.  As provided in Section 3.7 of the Rights
         --------------------------
Agreement, this Amendment shall be binding upon each holder of any Registrable Securities outstanding as of the date hereof, any future holder of all such Registrable Securities and the Company. This Amendment shall be become effective and binding upon (a) the execution of this Amendment by the Company and the holders of a majority of the currently outstanding Registrable Securities, and (b) the consummation of the Merger.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

VERISIGN, INC.                  HOLDER:

                                RSA DATA SECURITY, INC.

By: /s/ Stratton Sclavos        By:
   _________________________       __________________________________

Its: Chief Executive Officer    Its:
    _________________________       _________________________________

                                SECURITY DYNAMICS TECHNOLOGIES, INC.

                                By: Charles R. Stuckey Jr.
                                   __________________________________

                                Its: Chairman, President and CEO
                                    _________________________________

                                KAIRDOS L.L.C.

                                By:__________________________________

                                Its:_________________________________

                                BESSEMER VENTURE PARTNERS DCI

                                By: Bessemer Venture Partners III L.P.
                                    Managing General Partner

                                By: Deer III & Co., General Partner

                                By:__________________________________

                                Its:_________________________________

                                KLEINER PERKINS CAULFIELD & BYERS VII

                                By: /s/ Kevin Compton
                                   __________________________________

                                Its: General Partner
                                    _________________________________
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                              KPCB INFORMATION SCIENCE ZAIBATSU FUND II

                              By: /s/ Kevin Compton
                                 ______________________________________

                              Its: General Partner
                                  _____________________________________

                              KPCB VII FOUNDERS FUND

                              By: /s/ Kevin Compton
                                 ______________________________________

                              Its: General Partner
                                  _____________________________________

                              FIRST TZMM INVESTMENT PARTNERSHIP

                              By:______________________________________

                              Its:_____________________________________

                              TZM INVESTMENT FUND

                              By:______________________________________

                              Its:_____________________________________

                              _________________________________________

                              NAME OF HOLDER

                              By:______________________________________

                              Its:_____________________________________

                              _________________________________________

                              NAME OF HOLDER

                              By:______________________________________

                              Its:_____________________________________